EXHIBIT 4.1  SPECIMEN COMMON STOCK

Incorporated under the laws of the State of Nevada

NUMBER	SHARES

VIVAKOR, INC.
Authorized 242,500,000 shares of Common Stock at par value $0.001

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies that _________________________________________________________

is the Owner of ___________________________________________________________

Fully paid and non-assessable shares of Common Stock of

VIVAKOR, INC.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
This certificate is not valid unless countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

[SEAL]
President		Secretary

COUNTERSIGNED
INTEGRITY STOCK TRANSFER
LAS VEGAS, NV 89120

BY:____________________
Authorized Signature